UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 1, 2020, the audit committee of the board of directors and management of General Cannabis Corp. (the “Company”) concluded that the Company’s previously issued audited consolidated financial statements for the year ended December 31, 2019, should no longer be relied upon because of an error in the Company’s accounting for certain outstanding common stock warrants.

The error relates to the determination of the number of shares of common stock subject to warrants that were issued by the Company in May 2019, which contain certain anti-dilution adjustment provisions with respect to subsequent issuances of securities by the Company at a price below the exercise price of such warrants. At the time of issuance, the warrants represented the right to purchase 3,000,000 shares of common stock at a per share exercise price of $1.30. In the Company’s Form 10-K for the year ended December 31, 2019, the Company accounted for certain dilutive issuances of securities by the Company during the fourth quarter of 2019 by reflecting that the exercise price of such warrants had decreased to $0.45 per share as a result of the anti-dilution adjustment provisions contained in the warrants, but the Company did not correctly account for the increase in shares subject to such warrants resulting from the anti-dilution adjustment provisions contained in the warrants. Such adjustment provisions increased the number of shares subject to such warrants to 8,666,666 shares as of December 31, 2019. The error results in an increase in the amount of the Company’s warrant derivative liability as of December 31, 2019 from $1.6 million to $4.6 million, and a corresponding increase in the Company’s net loss for the year ended December 31, 2019 from $12.5 million to $15.5 million. The error is non-cash and does not impact the Company’s revenue, operating expenses, operating income, cash flows or cash and cash equivalents as previously reported.

The audit committee of the board of directors and management of the Company have discussed the foregoing matter with the Company’s independent registered public accounting firm, Marcum LLP. The Company filed a Form 10-K/A for the year ended December 31, 2019 on July 6, 2020, which corrected the error in the financial statements described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 6, 2020

GENERAL CANNABIS CORP

By:	/s/ Steve Gutterman
Name:	Steve Gutterman
Title:	Chief Executive Officer